Exhibit 99.1

        5300 Town and Country Blvd., Suite 500
        Frisco, Texas 75034
        Telephone: (972) 668-8834
        Contact: Gary H. Guyton
        Director of Planning and Investor Relations
        Web Site:  www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
SECOND QUARTER 2016 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, August 1, 2016 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and six months ended June 30, 2016.
Financial Results for the Three Months Ended June 30, 2016

Comstock produced 13.5 billion cubic feet ("Bcf") of natural gas and 355,000 barrels of oil or 15.6 billion cubic feet of natural gas equivalent ("Bcfe") in the second quarter of 2016.  Natural gas production averaged 149 million cubic feet ("MMcf") per day, an increase of 22% over natural gas production in the second quarter of 2015.  The increase is attributable to the Company's successful Haynesville shale drilling program that commenced in 2015.  Oil production in the second quarter of 2016, which averaged 3,900 barrels of oil per day, declined by 62% from the 10,200 barrels per day produced in the second quarter of 2015.  The decrease in oil production is primarily due to the sale of the Company's Burleson County, Texas properties in 2015 and the lack of drilling in the South Texas Eagle Ford shale properties in 2015 and 2016.

Oil and natural gas prices improved during the second quarter of 2016 from prices in the first quarter of 2016 but declined from prices in the second quarter of 2015.  Comstock's realized natural gas price in the second quarter of 2016 improved to $1.99 per Mcf (including hedging gains) from $1.89 per Mcf in the first quarter of 2016 but decreased 16% as compared to the $2.37 per Mcf realized in the second quarter of 2015.  Comstock's average oil price improved to $42.21 per barrel in the second quarter of 2016 from the first quarter price of $26.44 per barrel but declined by 24% as compared to $55.34 per barrel in the second quarter of 2015.  The lower realized prices resulted in oil and gas sales declining by 46% to $41.8 million (including realized hedging gains) as compared to 2015's second quarter sales of $77.3 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $19.3 million in the second quarter of 2016 as compared to EBITDAX of $47.7 million in the second quarter of 2015.

Comstock reported net income of $4.9 million or $0.41 per diluted share for the second quarter of 2016 (after giving effect to the Company's one-for-five reverse stock split that became effective when the stock market opened today) as compared to a net loss of $135.1 million or $14.64 per share (as adjusted for the stock split) for the second quarter of 2015.  The second quarter of 2016 results include impairments on oil and gas properties of $1.7 million, an unrealized loss from derivative financial instruments of $1.1 million, a net loss on sales of oil and gas properties of $1.6 million, an income tax charge to reflect a change in state law of $0.1 million and a gain on extinguishment of debt of $56.2 million.  Financial results for the second quarter of 2015 included a loss related to the sale of oil and gas properties of $111.8 million, impairments on oil and gas properties and unevaluated leases of $25.0 million, unrealized hedging gains of $0.6 million and a net gain on extinguishment of debt of $7.3 million.  Excluding these items from each period's results, the net loss for the second quarter of 2016 would have been $46.8 million or $4.05 per share as compared to net loss of $51.2 million or $5.56 per share in the second quarter of 2015.

Comstock produced 27.3 Bcf of natural gas and 772,000 barrels of oil, or 32.0 Bcfe, in the first six months of 2016 compared to 19.3 Bcf of natural gas and 1,960,000 barrels of oil or 31.0 Bcfe in the first six months of 2015.  Natural gas production was up 42% over the first six months of 2015 while oil production declined by 61%.

Comstock's average realized natural gas price, including realized hedging gains, decreased 20% to $1.94 per Mcf in the six months ended June 30, 2016 as compared to $2.43 per Mcf realized in the six months ended June 30, 2015.  The Company's average realized oil price decreased by 32% to $33.69 per barrel in the six months ended June 30, 2016 as compared to $49.53 per barrel in the six months ended June 30, 2015.  Oil and gas sales (including realized gains or losses from hedging) in the six months ended June 30, 2016 of $79.0 million decreased by 45% as compared to $143.8 million in the six months ended June 30, 2015.  EBITDAX decreased 60% to $34.0 million in the six months ended June 30, 2016 from EBITDAX of $87.5 million in the six months ended June 30, 2015.

Comstock reported a net loss of $51.7 million, or $4.82 per share (after adjustment for the stock split), for the six months ended June 30, 2016 as compared to a net loss of $213.6 million, or $23.18 per share (as adjusted for the stock split), for the six months ended June 30, 2015.  The 2016 results include impairments on oil and gas properties and unevaluated leases of $32.2 million, a loss on sale and exchanges of oil and gas properties of $0.9 million, an income tax charge to reflect a change in state law of $4.5 million, an unrealized gain from derivative financial instruments of $1.4 million and a net gain on extinguishment of debt of $89.6 million.  Financial results for the six months ended June 30, 2015 included the loss on sale of oil and gas properties of $111.8 million, impairment on oil and gas properties and unevaluated leases of $65.9 million, drilling rig termination fees of $1.8 million, an unrealized gain from derivative financial instruments of $0.6 million and a net gain on extinguishment of debt of $4.5 million.  Excluding these items from each period's results, the net loss for the six months ended June 30, 2016 would have been $102.2 million, or $9.52 per share, as compared to a net loss of $100.3 million, or $10.88 per share, in the six months ended June 30, 2015 (in each case as adjusted for the stock split).
2016 First Six Months Drilling Results

During the first six months of 2016, Comstock spent $30.3 million on its development and exploration activities after commencing drilling in March 2016.  Comstock has drilled three (2.8 net) successful Haynesville shale horizontal gas wells. In addition to the successful Ramsey 4-9 #1 well reported on earlier, the Company completed two additional successful wells in DeSoto Parish, Louisiana.  The Harrison 30-31 #1 was drilled to a total vertical depth of 11,259 feet with a 7,063 foot lateral.  This well was completed using the Company's enhanced completion design, and was tested with an initial production rate of 24 MMcf per day.  The Company's third 2016 well, the Holmes 29-20 #1 was drilled to a total vertical depth of 11,473 feet with a 7,451 foot lateral.  This well was also tested with an initial production rate of 24 MMcf per day. Wells offset to the three 2016 wells experienced a 13 MMcf per day increase in production as a result of the fracture stimulation to the new wells.

Debt Reduction

The Company continues to take steps to improve its balance sheet.  Through June 30, 2016, the Company has retired $107.3 million in principal amount of its long-term debt, comprised of $87.5 million of its 7¾% Senior Notes due in 2019 and $19.8 million of its 9½% Senior Notes due in 2020.  The senior notes were acquired in several transactions in exchange for shares of the Company's common stock and $3.5 million in cash for aggregate consideration of $17.0 million, plus accrued interest.  The retirement of the senior notes will save the Company annual interest payments of $8.7 million and $28.4 million of total interest to maturity.  In combination with repurchases made in 2015, the Company has retired 34% of its senior unsecured notes which had a total principal amount of $236.9 million resulting in annual interest savings of $20.6 million and $83.0 million of total interest to maturity.

Proved Oil & Gas Reserves

Comstock also provided an estimate of its proved oil and natural gas reserves as of June 30, 2016, which were estimated at 8.1 million barrels of crude oil and 655.5 Bcf of natural gas or 704 Bcfe as compared to total proved reserves as of December 31, 2015 of 625 Bcfe.  56% of the proved reserves at June 30, 2016 are classified as proved developed and 98% are operated by Comstock.  The present value of proved reserves based on a 10% discount factor was $357.4 million as of June 30, 2016.  Reserves estimates for 2016 were based on the average prices of $2.07 per Mcf for natural gas and $37.86 per barrel for oil as compared to $2.34 per Mcf for natural gas and $46.88 per barrel for oil in 2015.

The following table reflects the changes in the proved reserve estimates since the end of 2015:

	Oil (Mbbls)	Natural Gas (Bcf)	Total (Bcfe)
Proved Reserves at December 31, 2015	9,229	569.6	625.0
Production	(772)	(27.3)	(32.0)
Divestitures	(163)	(3.7)	(4.7)
Extensions, discoveries and other revisions	1,376	143.0	151.3
Price related revisions	(1,556)	(26.1)	(35.4)

Proved Reserves at June 30, 2016	8,114	655.5	704.2

Despite a very limited drilling program, Comstock achieved an all-in finding cost of 20¢ per Mcf with total proved reserve additions of 151 Bcf and capital expenditures of $30.3 million.

Comstock's proved undeveloped reserves at June 30, 2016 continue to be limited by the Company's available capital to develop the reserves in the future.  The proved reserve estimates included only 32 proved undeveloped locations on its Haynesville and Bossier shale properties.  The Company has a total of 705 operated locations, including 345 extended lateral locations, many of which would otherwise qualify as proved undeveloped locations.
Outlook for the Second Half of 2016 and 2017

With the substantial decline in oil and natural gas prices in 2015, which have continued into 2016, the Company continues to experience declining cash flows and reductions in its overall liquidity.  At current oil and natural gas prices, operating cash flow is not sufficient to cover the Company's fixed debt service costs, and capital expenditures have been funded with asset sale proceeds or from cash on hand.  Beginning in 2015, the Company redirected its drilling program to natural gas and drilled ten successful horizontal wells on Haynesville and Bossier shale properties in North Louisiana employing an enhanced completion design using longer laterals and larger well stimulations.  The well results were successful but natural gas prices substantially declined in response to a very warm winter.  In order to preserve liquidity, Comstock recently released its last operated rig after drilling and completing three additional successful Haynesville shale wells in 2016.  While the reduction in drilling activity will allow the Company to preserve more of the cash on its balance sheet, it will result in future reductions to natural gas production and proved oil and natural gas reserves.  Without any additional drilling in 2016, Comstock expects that its oil production in 2016 will be approximately 3,800 to 4,100 barrels per day and its natural gas production will average between 130 to 145 MMcf per day.  With no additional drilling in 2017, oil and gas production would continue to decline from 2016 levels to 2,800 to 3,100 barrels of oil per day and 90 to 100 MMcf of natural gas per day.  The expected production declines may offset the benefit of the recent improvement in natural gas prices.

The Company is planning to restart its successful and proven Haynesville shale drilling program in October of this year. After returning one rig to service, Comstock plans to add a second in late 2016 and operate a two rig program in 2017.  To the extent that the drilling program is re-started the 2017 production levels would be substantially higher.  Comstock estimates that it can drill five (4.5 net) additional wells in 2016 and 19 (15.7 net) wells in 2017.  Natural gas production could average between 190 to 210 MMcf of natural gas per day in 2017 with this drilling program.  Capital expenditures for this program would approximate $46 million in the second half of 2016 and $147 million in 2017.  Restarting the drilling program is dependent on the successful completion of the recently announced exchange offers for the Company's senior notes which will free up cash flow from operations to allow the Company to restart its Haynesville shale drilling program.  To the extent that the exchange offers are not completed, Comstock will pursue other initiatives to enhance liquidity, which may not be sufficient to fund the drilling program.  Such initiatives could include additional asset divestitures or entering into a drilling joint venture on the Haynesville shale properties.

Comstock has planned a conference call for 10:00 a.m. Central Time on August 1, 2016, to discuss the operational and financial results for the second quarter of 2016.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 47910681 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT August 1, 2016 and will continue until 1:00 p.m. August 3, 2016.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 47910681.

This press release August contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:	(In thousands, except per share amounts)
Natural gas sales	$25,727	$26,188	$50,874	$46,757
Oil sales	14,988	51,124	26,004	97,077
Total oil and gas sales	40,715	77,312	76,878	143,834

Operating expenses:
Production taxes	1,327	3,807	2,513	6,781
Gathering and transportation	4,025	3,260	8,390	6,113
Lease operating	12,988	17,827	25,948	32,963
Exploration	—	23,040	7,753	65,269
Depreciation, depletion and amortization	36,029	90,573	74,865	182,462
General and administrative	5,663	7,176	11,238	15,142
Impairment of oil and gas properties	1,742	1,984	24,460	2,387
Loss on sales and exchange of oil and gas properties	1,647	111,830	907	111,830
Total operating expenses	63,421	259,497	156,074	422,947

Operating loss	(22,706)	(182,185)	(79,196)	(279,113)

Other income (expenses):
Net gain on extinguishment of debt	56,196	7,267	89,576	4,532
Gain on derivative financial instruments	18	627	674	627
Other income	314	356	595	643
Interest expense(1)	(28,882)	(33,807)	(58,826)	(54,561)

Total other income (expenses)	27,646	(25,557)	32,019	(48,759)

Income (loss) before income taxes	4,940	(207,742)	(47,177)	(327,872)
(Provision for) benefit from income taxes	(88)	72,674	(4,548)	114,302
Income (loss)	$4,852	$(135,068)	$(51,725)	$(213,570)

Net income (loss) per share – basic and diluted(2)	$0.41	$(14.64)	$(4.82)	$(23.18)

Weighted average shares outstanding – basic and diluted(2)	11,557	9,224	10,729	9,215

(1)	$0.9 million of interest expense was capitalized for the six months ended June 30, 2015.
(2)	All share and per share data has been restated to give effect to the Company's one-for-five reverse stock split which was effective on July 29, 2016.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

OPERATING CASH FLOW:

Net income (loss)	$4,852	$(135,068)	$(51,725)	$(213,570)
Reconciling items:
Deferred income taxes	73	(73,094)	4,519	(114,785)
Depreciation, depletion and amortization	36,029	90,573	74,865	182,462
Impairment of oil and gas properties	1,742	1,984	24,460	2,387
Net loss on sales and exchange of oil and gas properties	1,647	111,830	907	111,830
Lease impairments and rig termination fees	—	23,040	7,753	65,269
Gain from derivative financial instruments	(18)	(627)	(674)	(627)
Cash settlements of derivative financial instruments	1,122	—	2,120	—
Amortization of debt discount, premium and issuance costs	1,252	1,503	2,533	2,564
Net gain on extinguishment of debt	(56,196)	(7,267)	(89,576)	(4,532)
Stock-based compensation	1,163	2,090	2,493	3,982
Operating cash flow	(8,334)	14,964	(22,325)	34,980
Excess income taxes from stock-based compensation	—	393	—	1,903
Decrease (increase) in accounts receivable	(3,956)	2,044	331	17,125
Decrease (increase) in other current assets	(455)	(124)	(346)	7,600
Increase (decrease) in accounts payable and accrued expenses	12,580	(53,267)	(8,864)	(37,370)
Net cash provided by (used for) operating activities	$(165)	$(35,990)	$(31,204)	$24,238

EBITDAX:

Net income (loss)	$4,852	$(135,068)	$(51,725)	$(213,570)
Interest expense	28,882	33,807	58,826	54,561
Income taxes	88	(72,674)	4,548	(114,302)
Depreciation, depletion and amortization	36,029	90,573	74,865	182,462
Exploration	—	23,040	7,753	65,269
Impairment of oil and gas properties	1,742	1,984	24,460	2,387
Net loss on sales and exchange of oil and gas properties	1,647	111,830	907	111,830
Gain from derivative financial instruments	(18)	(627)	(674)	(627)
Cash settlements of derivative financial instruments	1,122	—	2,120	—
Net gain on extinguishment of debt	(56,196)	(7,267)	(89,576)	(4,532)
Stock-based compensation	1,163	2,090	2,493	3,982
Total EBITDAX	$19,311	$47,688	$33,997	$87,460

	As of
	June 30, 2016	December 31, 2015
BALANCE SHEET DATA:

Cash and cash equivalents	$67,412	$134,006
Other current assets	63,343	22,232
Property and equipment, net	915,350	1,038,420
Other	1,121	1,192
Total assets	$1,047,226	$1,195,850

Current liabilities	$86,821	$95,720
Long-term debt	1,145,190	1,249,330
Deferred income taxes	6,510	1,965
Asset retirement obligation	15,972	20,093
Stockholders' deficit	(207,267)	(171,258)
Total liabilities and stockholders' deficit	$1,047,226	$1,195,850

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	17	331	7	355
Gas production (MMcf)	11,878	1,316	325	13,519
Total production (MMcfe)	11,978	3,302	369	15,649

Oil sales	$679	$13,970	$339	$14,988
Natural gas sales	22,282	2,878	567	25,727
Natural gas hedging settlements(1)	—	—	—	1,122
Total natural gas including hedging	22,282	2,878	567	26,849
Total oil and gas sales including hedging	$22,961	$16,848	$906	$41,837

Average oil price (per barrel)	$41.32	$42.18	$45.37	$42.21
Average gas price (per Mcf)	$1.88	$2.19	$1.74	$1.90
Average gas price including hedging (per Mcf)	$1.88	$2.19	$1.74	$1.99
Average price (per Mcfe)	$1.92	$5.10	$2.46	$2.60
Average price including hedging (per Mcfe)	$1.92	$5.10	$2.46	$2.67

Production taxes	$548	$725	$54	$1,327
Gathering and transportation	$3,247	$716	$62	$4,025
Lease operating	$6,021	$6,496	$471	$12,988

Production taxes (per Mcfe)	$0.05	$0.22	$0.15	$0.08
Gathering and transportation (per Mcfe)	$0.27	$0.22	$0.17	$0.26
Lease operating (per Mcfe)	$0.50	$1.96	$1.27	$0.83

Oil and Gas Capital Expenditures:
Development leasehold	$880	$77	$—	$957
Development drilling	19,689	—	—	19,689
Other development	421	396	—	817
Total	$20,990	$473	$—	$21,463

(1)	Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2015
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	16	891	17	924
Gas production (MMcf)	8,708	2,090	275	11,073
Total production (MMcfe)	8,804	7,435	377	16,616

Oil sales	$858	$49,271	$995	$51,124
Natural gas sales	19,614	5,890	684	26,188
Total oil and gas sales	$20,472	$55,161	$1,679	$77,312

Average oil price (per barrel)	$53.44	$55.31	$58.78	$55.34
Average gas price (per Mcf)	$2.25	$2.82	$2.49	$2.37
Average price (per Mcfe)	$2.33	$7.42	$4.45	$4.65

Production taxes	$1,215	$2,536	$56	$3,807
Gathering and transportation	$2,320	$874	$66	$3,260
Lease operating	$6,528	$10,697	$602	$17,827

Production taxes (per Mcfe)	$0.14	$0.34	$0.15	$0.23
Gathering and transportation (per Mcfe)	$0.26	$0.12	$0.18	$0.20
Lease operating (per Mcfe)	$0.74	$1.44	$1.59	$1.07

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$5,557	$66	$5,623
Exploratory drilling	—	—	771	771
Development drilling	32,793	6,578	—	39,371
Other development	628	7,100	48	7,776
Total	$33,421	$19,235	$885	$53,541

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	37	719	16	772
Gas production (MMcf)	24,035	2,609	610	27,344
Total production (MMcfe)	24,255	7,015	704	31,974

Oil sales	$1,275	$24,134	$595	$26,004
Natural gas sales	44,239	5,588	1,047	50,874
Natural gas hedging settlements(1)	—	—	—	2,120
Total natural gas including hedging	44,239	5,588	1,047	52,994
Total oil and gas sales including hedging	$45,514	$29,722	$1,642	$78,998

Average oil price (per barrel)	$34.92	$33.55	$37.53	$33.69
Average gas price (per Mcf)	$1.84	$2.07	$1.72	$1.86
Average gas price including hedging (per Mcf)	$1.84	$2.07	$1.72	$1.94
Average price (per Mcfe)	$1.88	$4.24	$2.33	$2.40
Average price including hedging (per Mcfe)	$1.88	$4.24	$2.33	$2.47

Production taxes	$1,129	$1,289	$95	$2,513
Gathering and transportation	$6,861	$1,394	$135	$8,390
Lease operating	$12,073	$12,870	$1,005	$25,948

Production taxes (per Mcfe)	$0.05	$0.18	$0.13	$0.08
Gathering and transportation (per Mcfe)	$0.28	$0.20	$0.19	$0.26
Lease operating (per Mcfe)	$0.50	$1.84	$1.43	$0.81

Oil and Gas Capital Expenditures:
Development leasehold	$975	$114	$—	$1,089
Development drilling	26,793	5	—	26,798
Other development	656	1,799	—	2,455
Total	$28,424	$1,918	$—	$30,342

(1)	Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2015
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	32	1,881	47	1,960
Gas production (MMcf)	14,690	4,008	575	19,273
Total production (MMcfe)	14,880	15,295	859	31,034

Oil sales	$1,583	$93,019	$2,475	$97,077
Natural gas sales	33,994	11,376	1,387	46,757
Total oil and gas sales	$35,577	$104,395	$3,862	$143,834

Average oil price (per barrel)	$49.95	$49.45	$52.37	$49.53
Average gas price (per Mcf)	$2.31	$2.84	$2.41	$2.43
Average price (per Mcfe)	$2.39	$6.83	$4.50	$4.63

Production taxes	$1,892	$4,757	$132	$6,781
Gathering and transportation	$4,234	$1,722	$157	$6,113
Lease operating	$12,439	$19,253	$1,271	$32,963

Production taxes (per Mcfe)	$0.13	$0.31	$0.15	$0.22
Gathering and transportation (per Mcfe)	$0.28	$0.11	$0.18	$0.20
Lease operating (per Mcfe)	$0.84	$1.26	$1.49	$1.06

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$5,949	$979	$6,928
Development leasehold	377	—	—	377
Exploratory drilling	—	7,350	4,184	11,534
Development drilling	55,226	78,644	—	133,870
Other development	3,125	20,765	48	23,938
Total	$58,728	$112,708	$5,211	$176,647

(1)	Included in gain from derivative financial instruments in operating results.